Exhibit 10.82

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made at Pittsburgh, Pennsylvania, this 22nd day of October, 1990, by and between FEDERATED SECURITIES CORP., a Pennsylvania corporation ("FSC") and Paul A. Uhlman, hereinafter referred to as "Representative."
WITNESSETH:

That in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.EMPLOYMENT - DUTIES. FSC hereby employs Representatives as a sales representative for the sale and distribution of investment company shares ("Fund Shares") and other products and services as may be sold by FSC from time to time. Representative shall vigorously pursue his activities in the territories from time to time assigned to him by the officers of FSC subject to the direction and supervision of officers of FSC.    Representative shall devote his entire time, attention and energies to the performance of his duties under this Agreement and shall not directly or indirectly in any fashion engage in or be affiliated with any other commercial activities or pursuits whatsoever during the term of this agreement.

2.	SALARY. Representative shall receive an annual salary of
$ 28,000.00, payable no less frequently than on a monthly basis. The amount of said salary may be adjusted from time to time by mutual agreement of the parties hereto.

3.EXPENSES AND BENEFITS. Representative shall be reimbursed for reasonable travel, entertainment and other business expenses incurred by him in the performance of his duties in accordance with FSC policies. Representative shall be solely responsible for payment of such expenses, however, and shall utilize reimbursements for the prompt payment of all

Exhibit 10.82

expenses incurred as a result of activities performed on behalf of FSC.    In the event that this Agreement is terminated by either party pursuant to the provisions of Paragraph No. 4 below, Representative hereby authorizes FSC to withhold any salary and expense reimbursements owed to him until such time as he (1) returns the credit cards, car, business documents and any other items which have been provided for his use while employed by FSC, and (2) pays off any expenses incurred as a result of the use of such items.

4.TERM.    This Agreement shall be effective at the date of signing hereof, and shall continue in full force and effect until terminated by either party as set forth below:
(a)    Either party may terminate this Agreement for any reason by providing the other with at least thirty (30) days' written notice of the intention to terminate;
(b)    FSC may terminate this Agreement immediately in any situation where the employee has engaged in negligent, willful or wanton conduct which constitutes a breach of Representative's duties to FSC, including, but not limited to, a breach of the representations or other provisions contained in this Agreement, a violation of any applicable rule or regulation of the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), or any other regulatory agency having jurisdiction, or which shall result in material damage to the professional reputation or capabilities of FSC and/or its affiliated corporations.

5.CONFIDENCE.    Representative covenants and agrees that he will not, without the written consent of FSC (except as required in the course of his employment with FSC) while in the employ of FSC, communicate or divulge to or use for the benefit of himself or any other person, firm, organization or corporation, confidential information relating to the identity and affairs of the customers of FSC or other confidential matters possessed, owned or used by FSC that may have been communicated or acquired by Representative in the course of or as a result of his employment with FSC. All records and files, memoranda, reports, documents and the like relating to the business of FSC which Representative shall use or prepare or come into contact with shall remain the sole property of FSC and must be returned

Exhibit 10.82

along with the employee's credit cards and other items which have been provided for his use while employed by FSC, as provided for in Paragraph No. 3.

6.KNOWLEDGE AND COMPLIANCE.    Representative hereby represents that he has studied and is thoroughly familiar with the provisions of all applicable Federal, state and municipal laws and the rules and regulations of the SEC and NASD, that he will continue to remain familiar with such provisions, and that he will fully comply therewith and that he will make all solicitations and sales and use his best efforts to cause all other personnel which may be supervised by him to make solicitations and sales in strict accordance therewith.

7.COVENANTS IN THE EVENT OF TERMINATION. Representative hereby agrees that, upon termination of this Agreement, the following restrictions shall continue in effect:
(a)    Representative shall not, for a period of two (2) years from the date of such termination, for himself, as an agent or employee, or on behalf of any person, association, partnership or corporation, directly or indirectly engage in the sale of shares of money market funds or any other securities or other products and services which may be competitive with the Fund Shares or other products and services offered by FSC within any territory to which he has been assigned while employed at FSC at any time during the two (2) year period prior to termination of this Agreement;

(b)    Representative will not communicate or divulge or use for the benefit of himself or any other person, firm, organization or corporation, confidential information relating to the identity and affairs of any customer of FSC or other confidential matters possessed, owned or used by FSC that may have been communicated or acquired by Representative in the course or as a result of his employment with FSC.
(c)    Representative will not at any time subsequent to such termination solicit any of the other representatives of FSC to terminate their employment or contractual relationship with FSC in order to contract with or be employed by any other firm engaged in the securities business or any other business whether or not the Representative is employed by or has a

Exhibit 10.82

proprietary interest in or is in any way associated with such other firm or business.

8.ENTIRE AGREEMENT.    This Employment Agreement cancels and supercedes all prior employment agreements, if any, between FSC and Representative.    No subsequent amendment, alteration, change or addition to this Employment Agreement shall be binding upon FSC or Representative unless reduced to writing and signed by both parties.

9.GOVERNING LAW.    All questions concerning the execution of this Agreement and the rights of the parties hereunder shall be decided in accordance with the laws of the Commonwealth of Pennsylvania.

WITNESS the due execution hereof the day and year first above written.

FEDERATED SECURITIES CORP.

By: /s/ E. C. Gonzales
Vice-President
REPRESENTATIVE:

/s/ Paul A. Uhlman     Date:

Date: _ 12/21/90_____	WITNESS: /s/ Anthony Burton

WITNESS:

/s/ Anthony Burton

Date: _ 12/22/90_____